Exhibit 10.7

TRADEMARK ASSIGNMENT

WHEREAS, CLEAR SKIES GROUP, INC., a New York corporation, having an address of 200 Old Country Road, Suite 610, Mineola, NY 11501-4241, United States (hereinafter referred to as "Assignor") is the owner of the following trademark that is registered in the United States Patent and Trademark Office:

Trademark	Registration No.	Registration Date
XTRAX	3246712	May 29,2007

WHEREAS, CARBON 612 CORPORATION, a Delaware corporation, having its principal place of business at 200 Old Country Road, Suite 610, Mineola, NY 11501-4241757, United States (hereinafter referred to as "Assignee"), desires to acquire said registration;

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Assignor hereby assigns to Assignee all right, title and interest in the United States in and to said trademark together with the goodwill of the business symbolized by said trademark. This Assignment includes rights of protection and enforcement to the same throughout the world, including any trademark rights that may result therefrom; said marks and applications and Registrations to be held and enjoyed by said Assignee for its own use and behoof and for the use and behoof of its successors and assigns, to the full end of the term of the registrations or other rights of protection may be granted as fully and as entirely as the same would have been held and enjoyed by me had the assignment not been made.

ASSIGNOR COVENANTS that it has a full and unencumbered title to the mark hereby assigned, and that it has the right to grant such rights to said marks and that it will, at any time upon request without further compensation, execute and deliver any and all papers or instruments that, in the opinion of the Assignee, may be necessary or desirable to secure said Assignee the full enjoyment of the rights and properties herein conveyed or intended to be conveyed by this instrument.

CLEAR SKIES SOLAR, INC.

BY	/s/ Ezra Green
Name:	Ezra Green
Title:	Chief Executive Officer

Dated effective as of: November 2, 2009

IN THE UNITED STATES PATENT AND TRADEMARK OFFICE

Registrant:

CARBON 612 CORPORATION

Registration No.:

3246712

Mark:

XTRAX

Registration Date:

May 29, 2007

Law Office:

103

Customer No.

26,623

Attorney Docket No.:

0006380UST1

Revocation of Powers of Attorney and Change of Correspondence Address

Pursuant to Rule 2.19 of the Trademark Rules of Practice, Registrant hereby revokes all current powers of attorney in connection with this trademark registration, all of which are owned by Registrant, and hereby appoints Terrence J. McAllister, Charles N.J. Ruggiero, and Paul D. Greeley, all members of the law firm, all members of various state bars, with the firm of Ohlandt, Greeley, Ruggiero & Perle, LLP with offices at One Landmark Square, 10th Floor, Stamford, Connecticut 06901, its attorneys in connection with this registration, with full power of substitution and revocation and to transact all business in the Patent and Trademark Office in connection therewith. All communications and inquiries relating to this registration should be addressed to:

TERRENCE J. MCALLISTER

Ohlandt, Greeley, Ruggiero & Perle, LLP

One Landmark Square, 10th Floor

Stamford, CT 06901·2682

Tel.: (203) 327·4500

Date: December 3, 2009	CARBON 612 CORPORATION

	BY	/s/ Ezra Green
	Name:	Ezra Green
	Title:	President

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